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                                                                   Exhibit 10.13

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of August 19, 1999 (this "Assignment and Assumption Agreement"), between Clark Refining & Marketing Inc. (the "Assignor") and Port Arthur Coker Company L.P. (the "Assignee").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Assignor entered into the Maya Crude Oil Sales Agreement, dated as of March 10, 1998, with P.M.I. Comercio Internacional, S.A. de C.V. ("P.M.I."), as amended and supplemented by the First Amendment and Supplement to the Maya Crude Oil Sales Agreement dated as of August 19, 1999 (as it may be from time to time further amended, the "Supply Agreement");

     WHEREAS, in connection with the Supply Agreement, Petroleos Mexicanos ("Pemex") issued the Pemex Performance Guarantee dated as of March 10, 1998 for the benefit of Assignor (the "Pemex Performance Guarantee");

     WHEREAS, the Assignor desires to sell and assign to the Assignee all of its right, title and interest in, to and under each of the Supply Agreement and the Pemex Performance Guarantee, and the Assignee desires to (i) purchase and accept from the Assignor the assignment of all of the Assignor's right, title and interest in, to and under each of the Supply Agreement and the Pemex Performance Guarantee and (ii) assume the Assumed Obligations (as defined herein); and

     WHEREAS, such assignment and assumption is contemplated in Article 29.5 of the Supply Agreement and Section 14 of the Pemex Performance Guarantee.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

     1. Definitions. Capitalized terms used herein without definition and which are defined in the Supply Agreement are used herein with the respective meanings given such terms in the Supply Agreement.

     2. Assignment. Effective as of the date hereof, the Assignor hereby irrevocably sells, assigns, transfers, conveys and sets over to the Assignee all of its right, title and interest in, to and under each of the Supply Agreement and the Pemex Performance Guarantee.

     3. Assumption. The Assignee hereby assumes all of the obligations, liabilities and duties of the Assignor under the Supply Agreement, except such terms and obligations for which the Assignor remains solely liable pursuant to the Supply Agreement (the "Assumed Obligations") and confirms that it shall become a party to the Supply Agreement and shall be bound by all the terms thereof as if it were named as the Buyer therein.

     4. Further Assurances. The Assignor shall, at any time and from time to time, upon the request and at the expense of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take all such further action as the Assignee
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may reasonably request to obtain the full benefits of this Assignment and of the rights and powers herein granted.

          5. Representations and Warranties. The Assignor hereby represents and warrants to each of the Assignee, P.M.I. and Pemex that:

          (a) Organization; Authority. The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to own, lease, sublease, or hold under lease or sublease, its properties and to execute and deliver this Assignment and Assumption Agreement.

          (b) Due Authorization and Consent. The execution and delivery of this Assignment and Assumption Agreement have been duly authorized by all necessary corporate action on the part of the Assignor and do not require approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of the Assignor or any lessor under any lease to the Assignor.

          (c) Compliance with Other Instruments. The execution and delivery by the Assignor of this Assignment and Assumption Agreement does not and will not with or result in any violation of, constitute a default under, or result in the creation of any Lien upon any property of the Assignor under, any term of the charter documents or by-laws of the Assignor or any agreement, mortgage, contract, indenture, lease or other instrument, or any Applicable Law of the United States or any political subdivision thereof, by which the Assignor is bound or to which the Assignor or any of its properties or assets are subject.

          (d) Government Consents. Neither the execution and delivery nor the performance of this Assignment and Assumption Agreement by the Assignor requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any United States Federal, state or other governmental authority or agency, including any judicial body in the United States or any political subdivision thereof.

          (e) Legal, Valid and Binding Obligations. This Assignment and Assumption Agreement constitutes a legal, valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

          (f) Litigation. There are no pending or, to the knowledge of the Assignor, threatened actions or proceedings by or before any court or administrative agency or arbitrator that involve this Assignment and Assumption Agreement, the Supply Agreement or the transactions contemplated thereby, the Pemex Performance Guarantee or the transactions contemplated thereby or that, either individually or in the aggregate, are reasonably likely to adversely affect the validity of this Assignment and Assumption Agreement, the Assumed Obligations, the Supply Agreement or the Pemex Performance Guarantee.

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          6.   Representations and Warranties. The Assignee hereby represents and warrants to each of the Assignor, P.M.I. and Pemex that:

          (a) Organization; Authority. The Assignee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as presently conducted, to own, lease, sublease, or hold under lease or sublease, its properties and to execute, deliver and perform this Assignment and Assumption Agreement and to perform the Assumed Obligations and the Supply Agreement to which it is or is to be a party.

          (b) Due Authorization and Consent. The execution, delivery and performance of this Assignment and Assumption Agreement and the performance of the Assumed Obligations and the Supply Agreement have been duly authorized by all necessary corporate action on the part of the Assignee and do not require approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of the Assignee or any lessor under any lease to the Assignee.

          (c) Compliance with Other Instruments. Neither the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement and the performance of the Assumed Obligations and the Supply Agreement, nor the consummation or performance by the Assignee of the transactions contemplated thereby, do not and will not conflict with or result in any violation of, constitute a default under, or result (other than pursuant to the Supply Agreement) in the creation of any Lien upon any property of the Assignee under, any term of the charter documents or by-laws of the Assignee or any agreement, mortgage, contract, indenture, lease or other instrument, or any Applicable Law of the United States or any political subdivision thereof, by which the Assignee is bound or to which the Assignee or any of its properties or assets are subject.

          (d) Government Consents. Neither the execution or delivery of this Assignment and Assumption Agreement and the performance of the Assumed Obligations and the Supply Agreement, nor the consummation of any of the transactions contemplated thereby by the Assignee requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any United States Federal, state or other governmental authority or agency, including any judicial body in the United States or any political subdivision thereof.

          (e) Legal, Valid and Binding Obligations. The Assumed Obligations and this Assignment and Assumption Agreement constitute, and the Supply Agreement, when executed and delivered, will constitute, a legal, valid and binding obligations of the Assignee enforceable against the Assignee in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the rights of creditors generally and by general principles of equity, regardless of whether enforcement is pursuant to a proceeding in equity or at law.

          (f) Litigation. There are no pending or, to the knowledge of the Assignee, threatened actions or proceedings by or before any court or administrative agency or arbitrator that involve the Supply Agreement or the transactions contemplated thereby, the

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     Pemex Performance Guarantee or the transactions contemplated thereby or that, either individually or in the aggregate, are reasonably likely to adversely affect the ability of the Assignee to perform its obligations under this Assumption Agreement, the Assumed Obligations or the Supply Agreement or the validity of this Assumption Agreement, the Assumed Obligations or the Supply Agreement.

          7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.

                                 PORT ARTHUR COKER COMPANY L.P.,
                                     as Assignee

                                 By: SABINE RIVER HOLDING CORP., ITS
                                     GENERAL PARTNER


                                     By:  /s/ Maura J. Clark
                                         ---------------------------
                                     Name:  Maura J. Clark
                                     Title: Executive Vice President and
                                              Chief Financial Officer

                                 CLARK REFINING & MARKETING, INC.
                                     as Assignor


                                     By:  /s/ Maura J. Clark
                                         ---------------------------
                                     Name:  Maura J. Clark
                                     Title: Executive Vice President and
                                              Chief Financial Officer

By signing in the respective spaces provided below, each of the undersigned acknowledges and agrees that this Assignment and Assumption Agreement satisfies the criteria set forth in Article 29.5(a)(iii) of the Supply
Agreement

P.M.I. COMERCIO INTERNACIONAL,
S.A. de C.V.

By: /s/ Eduardo Martinez del Rio
    --------------------------------------
Name:  Eduardo Martinez del Rio
Title: General Director

PETROLEOS MEXICANOS

By: /s/ Alfredo Martinez
   ---------------------------------------
Name:  Alfredo Martinez
Title: Managing Director

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